                                                                    EXHIBIT 4.11

                                                                  Execution Copy
                                                                  --------------


                                     REGISTRATION RIGHTS
                              AGREEMENT (this "Agreement"), dated as of
                                               ---------
                              May 28, 1999, by and among COYOTE
                              ACQUISITION LLC, a Delaware limited liability company ("Coyote I"), COYOTE ACQUISITION
                                        --------
                              II LLC, a Delaware limited liability company
                              ("Coyote II", and, together with Coyote I,
                                ---------
                              "Coyote"), and Pacer International, Inc., a
                               ------
                              Tennessee corporation (the "Company").
                                                          -------

                                   RECITALS

          WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of March 15, 1999 (the "Purchase Agreement"), by and between Coyote I, and APL
                        ------------------
Limited, a Delaware corporation, Coyote I will purchase (the "Acquisition") the
                                                              -----------
number of outstanding shares of common stock, $.01 value (the "Common Stock"),
                                                               ------------
of the Company set forth in the Purchase Agreement (to the extent the right to purchase such shares has not been assigned to one or more third parties by Coyote I),

          WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of May 28, 1999, between Coyote I and Coyote II (the "Assignment
                                                               ----------
Agreement"), Coyote I has assigned the right to purchase 5.3966 shares (563,400
---------
shares on a post-split basis) of Common Stock to Coyote II;

          WHEREAS, upon consummation of the Acquisition, Coyote will own approximately ninety percent (93%) of the Common Stock; and

          WHEREAS, the Company desires to grant to Coyote certain registration and other rights relating to the shares of Common Stock to be held by Coyote (the "Coyote Shares") upon consummation of the Acquisition in accordance with
      -------------
the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Coyote and the Company hereby agree as follows:

     Section 1.  Definitions.  For the purpose of this Agreement:
                 -----------

          (a)  The Terms "register," "registered" and "registration" refer to a
                          --------    ----------       ------------
registration effected by filing with the Securities and Exchange Commission (the "Commission") a registration statement or statements or similar documents in
 ----------
compliance with the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and the declaration or ordering by the Commission of the effectiveness of such registration statement.

          (b)  The term "Registrable Securities" means (i) the Coyote Shares and
                         ----------------------
(ii) any other shares of Common Stock (including shares of Common Stock subsequently acquired by Coyote) that during the term of this Agreement become beneficially owned by Coyote. The term "Registrable Securities" shall also
                                         ----------------------
include any Common Stock issued as a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by the Company, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities shall be proportionately increased or decreased.

     Section 2.  Demand Registration.
                 -------------------

          (a) If the Company shall receive from Coyote I or Coyote II a written request to register shares of Registrable Securities, which request may include an initial public offering of the Company's securities, the Company shall prepare and file a registration statement under the Securities Act covering the shares so requested to be registered, and shall use its best efforts to cause as expeditiously as possible such registration statement to become effective; provided, however, that the shares of Common Stock for which registration has
-------- --------
been requested shall constitute not less than 5% of all of the Coyote Shares (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering, including, without limitation, an initial public offering, would exceed $10 million); provided, further, that if the amount of
                                     -------- --------
Common Stock for which registration has been requested constitutes less than 5% of all of the Coyote Shares and such amount represents all Registrable Shares, the foregoing limitation shall not apply. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Common Stock shall have been entitled to join pursuant to Sections 3 or 4 of this Agreement and in which there shall have been effectively registered all shares of Common Stock as to which registration shall have been requested. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this Section 2; provided,
                                                                --------
however, that the Company shall be obligated to register the Common Stock
-------
pursuant to this Section 2 on no more than one occasion during any six-month period.

          (b) Either of Coyote I or Coyote II shall have the right to select underwriters, if any, from time to time in connection with the sale of Registrable Securities pursuant to this Section 2.

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 2, for sale in accordance with the method of disposition specified by either of Coyote I or Coyote II, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Coyote Shares to be sold. Except for registration statements on Form S-4, S-8 or any successor forms thereto, the Company will not file with the Commission any other registration statement under the Securities Act with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from either of Coyote I or Coyote II pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

          (d) The Company may at its option elect that any requested registration pursuant to this Section 2 be delayed for a period not in excess of 30 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any twelve-month period (so that no such election by the Company may be made within twelve months of a previous election by the Company under this subsection (d)).

     Section 3.     Incidental Registration.  If the Company at any time (other
                    -----------------------
than pursuant to Section 2 or Section 4 of this Agreement) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other shareholders or both (except with respect to registration statements on Forms S-4, S-8 or such other form which is not available for registering Common Stock for sale to the public), each such time it will give at least 20 days prior written notice to Coyote of its intention so to do. Upon the written request of either or both of Coyote I or Coyote II, received by the Company within 15 days after the giving of any such notice by the Company, to register any of their Common Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by either or both of Coyote I or Coyote II (in accordance with their written request) of such Common Stock so registered. Alternatively, the Company may include such Common Stock in a separate registration statement to be filed concurrently with the registration statement for the securities to be filed by the Company. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock for the account of the Company, the number of Registrable Securities to be included in such underwritten public offering may be reduced if and to the extent that the managing underwriter advises the Company in writing that in its opinion such inclusion would materially adversely affect the marketing of the Common Stock to be sold by the Company therein; provided, however, that the number of such Registrable
                 -------- --------
Securities shall be reduced pro rata (based on the number of Registrable Securities owned) with the shares of Common Stock to be registered for the account of all persons other than the Company. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this Section 3.

     Section 4.  Registration on Form S-3. If at any time (a) either of Coyote I
                 ------------------------
or Coyote II request that the Company file a registration statement on Form S-3, or any successor form thereto, for a public offering of all or any portion of the shares of Common Stock held by them, the reasonably anticipated aggregate price to the public of which would exceed $5 million and (b) the Company is a registrant entitled to use Form S-3 or any successor form thereto or other short form registration statement to register such shares of Common Stock, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto or other short form registration statement, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Common Stock specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Common Stock, each of the procedures and requirements of Section 2 shall apply to such registration; provided, however, that the requirements
                                    --------  -------
contained in Section 2(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 4. The Company shall be obligated to register Common Stock pursuant to this Section 4 on no more than one occasion during any three-month period. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this Section 4.

     Section 5.  Obligations of the Company.  If and whenever the Company is
                 --------------------------
required under Sections 2, 3 or 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the Commission a registration statement (which, (i) in the case of an underwritten public offering pursuant to Section 2 shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter and (ii) (A) in the case of a registration statement on Form S-l, shall be filed within 90 days after receipt of the requisite request from Coyote for registration and, (B) in the case of a registration statement on any other form including Form S-2 and S-3, shall be filed within 45 days after receipt of the requisite request from Coyote for registration) with respect to the Common Stock and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred twenty (120) days or such longer period as the Company may agree upon, or until the distribution has been completed, whichever occurs first;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration Statement effective as provided in Section 5(a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to Coyote such numbers of copies of the registration statement, the prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the Securities Act, and such other documents as either of Coyote I or Coyote II may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky"
                                                                       --------
laws of such states as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities; provided, however, that the Company
                                            -------- --------
shall not be required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction in which, but for the requirements of this Section 5, it would not otherwise be obligated to be so qualified or to file a general consent to service of process in any such states or jurisdictions; provided, further, that the Company will be required to
                  -------- --------
consent to service of process in actions arising out of or in connection with the sale of any Registrable Securities;

          (e) enter into such agreements (including an underwriting agreement, if applicable, containing customary provisions including, without limitation, representations and warranties and the requirement of an opinion of counsel) and take such other actions in connection therewith in order to expedite or facilitate a disposition of the Common Stock to be registered;

          (f) use its best efforts to cause all such securities covered by such registration statement to be listed or quoted (as the case may be) on any securities exchange or automated quotation system on which the Common Stock is then listed or quoted, and if the Common Stock is not already so listed or quoted at such time, to use its best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange or the American Stock Exchange or to be quoted on the National Association of Securities Dealers Automated Quotation System and to provide a transfer agent and registrar for such securities covered by such registration statement no later than the effective date of such registration statement;

          (g) use its best efforts to obtain a "cold comfort" letter or letters
                                                ------------
from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters;
                                            ------------

          (h) notify Coyote, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon occurrence of any event as a result of which, or upon the Company becoming otherwise aware that, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of either of Coyote I or Coyote II, prepare and furnish to Coyote a reasonable number of copies of the amended or supplemental prospectus as may be necessary so that, as thereafter delivered to investors of such securities under the registration statement, such prospectus shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (i) make available for inspection by representatives of either or both of Coyote I or Coyote II, any underwriter participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by either or both of Coyote I or Coyote II or any such underwriter all financial and other records, pertinent corporate documents and properties and cause the Company's officers, directors and employees to supply all information reasonably requested by either or both of Coyote I or Coyote II, any underwriter and any attorney, accountant or other agent in connection with such registration statement;

          (j) in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its best efforts promptly to obtain its withdrawal;

          (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder; and

          (l) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the
                                                       ----
performance of any due diligence investigation by Coyote (including any

"qualified independent underwriter" that is required to be retained in
----------------------------------
accordance with the rules and regulations of the NASD).

          Each of Coyote I and Coyote II agrees that, upon receipt of any notice from the Company of the happening of any event described in Section 5(h), each of Coyote I and Coyote

II will forthwith discontinue disposition of such securities pursuant to such registration statement until Coyote's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5(h), and, as so directed by the Company, each of Coyote I and Coyote II will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such party's possession, of the prospectus covering such securities covered by such registration statement current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 5(h) and through the date when Coyote shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(h).

          In connection with each registration hereunder each of Coyote I and Coyote II will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary and shall be requested by the Company in order to comply with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 2, 3 or 4 covering an underwritten public offering, the Company and each of Coyote I and Coyote II agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     Section 6.     Expenses.  All expenses incurred by the Company in complying
                    --------
with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees and expenses) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of
               --------
transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Common Stock, but excluding any Selling Expenses (as defined below), are herein referred to as "Registration
                                                                ------------
Expenses." "Selling Expenses" as used herein mean all underwriting discounts and
--------    ----------------
selling commissions applicable to the sale of Common Stock.

          The Company will pay all Registration Expenses in connection with each registration statement under Sections 2, 3 or 4. All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 shall be borne by the participating sellers of Common Stock in proportion to the number of shares sold by each, or by such participating sellers of Common Stock other than the Company (except to the extent the Company shall be a seller of Common Stock) as they may agree.

     Section 7.     Indemnification and Contribution.
                    --------------------------------

          (a) In the event of a registration of any Common Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless, to the full extent permitted by law, each of Coyote I and Coyote II and each of their respective officers, directors and affiliates and each person controlling either of Coyote I or Coyote II, with respect to any registration, qualification, listing or compliance effected pursuant to Sections 2, 3 and 4 of this

Agreement, and each underwriter, if any (including any broker or dealer which may be deemed an underwriter), and each person who controls any underwriter (including any such broker or dealer), against any losses, claims, damages, liabilities and expenses, joint or several, to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal and state laws or otherwise, insofar as such
 ------------
losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Common Stock was registered under the Securities Act pursuant to Sections 2, 3, or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse each of Coyote I and Coyote II, each such underwriter and each such director, officer and affiliate and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Coyote I, Coyote II, any such underwriter or any such controlling person, as the case may be, in writing specifically for use in such registration statement, prospectus, amendment or supplement and which solely relates to Coyote I, Coyote II, any such underwriter or any such controlling person, as the case may be.

          (b) In the event of a registration of any Common Stock under the Securities Act pursuant to Sections 2, 3 or 4, Coyote I and Coyote II will indemnify and hold harmless the Company, each person, if any, who controls the Company, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state laws or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining solely to Coyote I or Coyote II, as appropriate, furnished in writing to the Company by Coyote I or Coyote II, as appropriate, specifically for use in such registration statement under which such Common Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the liability of either of Coyote I or Coyote II
-------- --------
hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares of Common Stock sold by such entity under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such entity from the sale of Common Stock covered by such registration statements and
(ii) neither of Coyote I or Coyote

II shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Coyote, such consent not to be unreasonably withheld or delayed.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this Section 7 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other professional expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action
             -------- --------
include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing.
An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless any indemnified party reasonably concludes that there may be legal defenses available to such indemnified party with respect to such claim which are different from or additional to those available to any other of such indemnified parties or that a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

          (d) If the indemnification provided for in this Section 7 is for any reason held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any claims referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party in connection with the action or inaction which resulted in such claims, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the indemnifying party and the indemnified party shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the indemnifying party and the indemnified party, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 8.     Rule 144 Reporting and Other Requirements.
                    -----------------------------------------

          (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Common Stock to the public without registration, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144, or any successor rule thereto, under the Securities Act (such rule or its successor, "Rule 144");
                                                            --------

               (ii) use it best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) furnish to Coyote I or Coyote II forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Coyote I or Coyote II may reasonably request in availing itself of any rule or regulation of the Commission allowing Coyote I or Coyote II to sell any Common Stock without registration.

          (b) Whenever either of Coyote I or Coyote II undertakes to resell or otherwise distribute Registrable Securities pursuant to Rule 144A, and in the event the Company shall not be subject to either Section 13 or 15(d) of the Exchange Act, the Company shall, upon request from either of Coyote I or Coyote II, furnish to Coyote and to prospective purchasers identified by either of Coyote I or Coyote II, a disclosure document containing the following information:

                 (i) a brief statement of the nature of the Company's business and the products and/or services offered by it;

                 (ii) the Company's audited financial statements (including the balance sheet and profit and loss and retained earnings statements) for the most recent two fiscal years; and

                 (iii) such other information as required or necessary to comply with the Securities Act.

     Section 9.  Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement of the parties and supersedes all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

     Section 10. Governing Law.  This Agreement shall be construed in
                 -------------
accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

     Section 11. Consent to Jurisdiction.  The parties hereto hereby consent
                 -----------------------
and agree that they shall commence any action with respect to any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States District Court for the Southern District of New York, so long as the action falls within the subject matter jurisdiction of such court. In the event any such action shall be determined by the court to be outside its subject matter jurisdiction, then the parties agree to commence any such action in the Supreme Court of New York County, New York and to take such action as may be necessary to effect assignment of such action to the Commercial Part of that court. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in accordance herewith.

     Section 12. Amendments and Waivers.  This Agreement may not be modified,
                 ----------------------
amended or waived except by written document specifically identifying this Agreement and signed by the parties.

     Section 13. Headings.  The headings included in this Agreement are for
                 --------
convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Section 14. Notices.  All notices hereunder shall be in writing and shall
                 -------
shall be given to the respective parties by U.S. mail, personal delivery or facsimile transmission to their respective addresses as follows:

          If to the Company:

          Pacer International, Inc.
          3746 Mt. Diablo Blvd.
          Suite 110
          Lafayette, CA 94549
          Attn:      Donald C. Orris
          Facsimile: (303) 623-5115

          If to either of Coyote I or Coyote II:

          Coyote Acquisition Corp.
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas
          New York, New York 10019
          Attn:      Joshua J. Harris
          Facsimile: (212) 515-3263

          with a copy to:

          Morton A. Pierce, Esq.
          Douglas L. Getter, Esq.
          Dewey Ballantine LLP
          1301 Avenue of the Americas
          New York, New York 10019
          Facsimile:  (212) 259-6333

          All such notices shall be deemed effective upon receipt.

     Section 15.  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
the parties hereto and their respective successors and permitted assigns.

     Section 16.  Remedies, Waivers.  No failure or delay on the part of any
                  -----------------
party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof without the requirement of posting any bond. All fights and remedies existing under this Agreement are cumulative to, and not exclusive of, any fights or remedies available under this Agreement or otherwise.

     Section 17.  Severability.  In the event that any provision of this
                  ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

     Section 18.  Termination.  The provisions of this Agreement shall terminate
                  -----------
and be of no further effect upon (a) as to all parties, the mutual consent of the parties and (b) as to either of Coyote I or Coyote II, such entity ceasing to own or have rights to acquire Registrable Securities.

     Section 19.  Further Assurances.  Each party shall cooperate and take such
                  ------------------
action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     Section 20.  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and the year first above written.

                              PACER INTERNATIONAL, INC.


                              By: /s/ Donald C. Orris
                                 ---------------------------------------------
                                 Donald C. Orris
                                 President and Chief Executive Officer

                              COYOTE ACQUISITION LLC


                              By: /s/ Marc Becker
                                 ---------------------------------------------
                                 Marc Becker
                                 Vice President

                              COYOTE ACQUISITION II LLC


                              By: /s/ Marc Becker
                                 ---------------------------------------------
                                 Marc Becker
                                 Vice President